EXHIBIT 10.1

AGREEMENT REGARDING PLAN OF REORGANIZATION

     This Agreement Regarding Plan of Reorganization is dated as of May 3, 2005, (the “Agreement”) by and between Gopher State Ethanol LLC, a Delaware limited liability company (the “Company”), Granite Falls Energy, LLC, a Minnesota limited liability company (“Granite Falls”) and GS Acquisition Inc., a yet-to-be-formed Minnesota corporation (“GS”).

     WHEREAS, the Company is a debtor in possession under Chapter 11 of the Bankruptcy Code (28 U.S.C. § 1101-1174);

     WHEREAS, Granite Falls, through GS, is the owner and operator of an ethanol production facility; and

     WHEREAS, subject to confirmation of the Plan of Reorganization of the Company as hereinafter described, the parties desire that GS merge with and into the Company and succeed to the historic ethanol operations of the Company.

     NOW THEREFORE, in consideration of the foregoing and of the covenants and agreements contained herein, the parties agree as follows:

ARTICLE 1
CERTAIN DEFINITIONS; INTERPRETATIONS

1.1 Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

“Acquisition Proposal” has the meaning assigned in Section 5.3.

“Affiliate” means in connection with any specified person, any other person, directly or indirectly controlling, controlled by, or under common control with such specified person. For purposes of this definition, “control” when used in connection with any specified person means the power to direct the management or policies of such person, directly or indirectly whether through the ownership of securities, by contract or otherwise.

“Agreement” means this Agreement, as amended or modified from time to time in accordance with Section 8.2.

“Articles of Merger” has the meaning assigned in Section 2.2.

“Bankruptcy Code” means the United States Bankruptcy Code, Article 28, United States Code, as amended.

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Minnesota.

“Certificate of Formation” has the meaning assigned in Section 2.3.

“Closing” has the meaning assigned in Section 2.2.

“Closing Date” has the meaning assigned in Section 2.2.

“Company” has the meaning assigned in the preamble to this Agreement.

“Condition Date” has the meaning assigned in Section 2.2.

“Confirmation” has the meaning assigned in Section 6.1(a).

“Contract” means with respect to any person, any agreement, indenture, undertaking, debt instrument, contract, contractual obligation, lease or other commitment to which such person or any of its subsidiaries as a party or by which any of them is bound or to which any of their properties is subject.

“DLLCA” means the Delaware Limited Liability Company Act.

“Effective Date” means the date on which the Effective Time occurs.

“Effective Time” has the meaning assigned in Section 2.2

“Equity Interests” means an ownership interest in a party whether or not evidenced by a certificate or other security and whether or not such interest represents financial rights or governance rights, or both.

“Escrow Agent” has the meaning assigned in Section 5.4

“Governmental Authority” means any court, administrative agency or commission, or other foreign, federal, state or local governmental authority or instrumentality.

“Granite Falls” has the meaning assigned to it in the preamble of this Agreement.

“GS” has the meaning assigned to it in the preamble of this Agreement.

“Managers” has the meaning assigned in Section 2.5.

“Material” means with respect to any fact, circumstance, event or thing, that such fact, circumstance, event or thing is or would be expected to be material to Granite Falls and GS, taken as a whole, the Company, or the Surviving Entity, as the case may be (other than to the extent such fact, circumstance, event or thing is due to (x) general changes and conditions in the securities industry, or in the global or United States economy or capital markets, or (y) changes in applicable generally accepted accounting principles or in laws, regulations, or regulatory policies of general applicability) or (ii) the ability of either Granite Falls or the Company, as the case may be, timely to perform its obligations under this Agreement or otherwise to consummate the transactions contemplated by this Agreement.

“Material Adverse Effect” means with respect to Granite Falls and GS, taken as a whole, the Company, or the Surviving Entity, respectively, an effect that, individually or in the aggregate, is both material and adverse with respect to such party, in each case taken as a whole; provided that “material adverse effect” shall not be deemed to include the effects of (x) general changes in conditions in the securities industry, or in the global or United States economy or capital markets, or (y) changes in applicable generally accepted accounting principles or in laws, regulations, or regulatory policies of general applicability, or (z) actions or omissions of the Company taken with the prior written consent of Granite Falls.

“MBCA” means Minnesota Business Corporation Act.

“Merger” has the meaning assigned in Section 2.1.

“Officers” has the meaning assigned in Section 2.5.

“Operating Agreement” has the meaning assigned in Section 2.4.

“Person” shall mean and include an individual, bank, partnership, joint venture, limited liability company, corporation, trust, unincorporated organization and government or any department or agency thereof.

“Plan of Reorganization” has the meaning assigned in Section 5.1(b).

“Producer Payment” means the cash payment authorized to be paid from the Commissioner of Agriculture of the State of Minnesota to certain producers of ethanol pursuant to Section 41A.09 of the Minnesota Statutes, as amended.

“Surviving Entity” has the meaning assigned in Section 2.1.

1.2 Interpretation. When a reference is made in this Agreement to Recitals, Sections, Annexes or Schedules, such reference shall be to a Recital or Section of, or Annex or Schedule to, this Agreement unless otherwise indicated. The Table of Contents and Headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever “include,” “includes” or “including” is used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement. Whenever this Agreement shall require a party to take an action, such requirement shall be deemed to constitute an undertaking by such party to cause its Subsidiaries, and to use its reasonable best efforts, to cause its Affiliates, to take appropriate action in connection therewith.

ARTICLE 2
THE MERGER

2.1 The Merger. Upon the terms and subject to the conditions hereof, at the Effective Time, and in accordance with the provision of the DLLCA and the MBCA, GS shall be merged with and into the Company whereupon the separate corporate existence of GS shall cease, and the Company shall continue as a surviving entity (the “Surviving Entity”). From and after the Effective Date, the Surviving Entity shall possess all the rights, privileges, immunities, powers and franchises by public as well as of private nature, of the Company and GS, including, without limitation, the authority to operate ethanol production facilities for the production and sale of ethanol and its co-products, and be subject to all the liabilities, obligations and duties of the Company and GS all as more fully described in the DLLCA and the organizational documents in effect prior to the Effective Time.

2.2 Closing; Effective Time. Subject to the provisions of Article 5, the closing of the Merger (the “Closing”) shall take place at the offices of Leonard, Street and Deinard, 150 South Fifth Street, Suite 2300, Minneapolis, MN 55402, as soon as practicable, but in no event later than 10 o’clock a.m. Minneapolis time on the first business day after the date on which each of the conditions set forth in Article 6 has been satisfied or waived by the party or parties entitled to the benefit of such conditions (the “Condition Date”), or at such other place, at such other time or on such other date as Granite Falls and the Company may mutually agree. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date.” At the Closing, Granite Falls and the Company shall cause Articles of Merger for the Merger to be executed and filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of Minnesota in the form required by and executed in accordance with the applicable provisions of the DLLCA and the MBCA. The Merger shall become effective as of the date and time of such filings or at such other time after such filings as the parties hereto agree to in the Articles of Merger (the “Effective Time”).

2.3 Certificate of Formation. At the Effective Time, and without any further action on the part of the Company or GS, the Certificate of Formation of the Company shall be the Articles of Organization of the Surviving Entity and thereafter may be amended or repealed as provided by law.

2.4 Operating Agreement. The Operating Agreement of the Company as in effect immediately prior to the Effective Time shall become, from and after the Effective Time, the Operating Agreement of the Surviving Entity, until thereafter altered, amended or repealed as provided therein, and in accordance with applicable law.

2.5 Managers and Officers. The directors and executive officers (“Officers”) of GS immediately prior to the Effective Time shall become, from and after the Effective Time, the directors and Officers of the Surviving Entity, until their respective successors are duly elected or appointed or their earlier resignation or removal. For purposes of the DLLCA, the directors shall be deemed to be the “Managers” (as such term is defined and used in the DLLCA) of the Surviving Entity.

2.6 Further Assurances. At and after the Effective Time, the Managers and Officers of the Surviving Entity will be authorized to execute and deliver, in the name and on behalf of the Company or GS, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or GS, any other actions and things divest, perfect or confirm of record or otherwise in the Surviving Entity any or all rights, title and interest in and to and under any of the rights, properties or assets acquired or to be acquired by Surviving Entity as a result of, or in connection with, the Merger.

2.7 Preservation of Interest in Producer Payments. The Surviving Entity shall solely retain all legal, equitable, contractual and other rights with respect to any and all Producer Payments and may, but is not required to, enforce all such rights. Notwithstanding the foregoing, any Producer Payments earned by the Company as a result of ethanol production occurring prior to the date of filing of the Company’s Chapter 11 voluntary petition in the United States Bankruptcy Court (the “Earned Producer Payments”) shall remain an asset of the Company includible in the bankruptcy estate and subject to the prior perfected security interest of Bruce Hendry and GDN Holdings, LLC.

ARTICLE 3
CONVERSION OF EQUITY INTERESTS

3.1 Affect on Capital Stock. At the Effective Time, by virtue of the Merger and Confirmation of the Plan of Reorganization as hereinafter provided, and without any further action on the part of the Company, GS or Granite Falls:

(a) Equity Interests of the Company. By virtue of the Plan of Reorganization, all outstanding Equity Interests in the Company immediately prior to the Effective Time, shall have been or shall be canceled and shall cease to exist; and

(b) Conversion of GS Common Stock. Each issued and outstanding share of GS Common Stock shall be canceled, extinguished and converted into and shall become the right to receive one (1) unit of Equity Interest in the Company. Each share of GS stock converted into the right to receive an Equity Interest of the Company shall no longer be outstanding and shall be automatically canceled and retired and shall cease to exist.

3.2 Other Consideration. Subject to the provisions of Article 5 and the terms of the Plan of Reorganization, at the Effective Time, the unsecured creditors of the Company shall become entitled to receive the consideration set forth in Article 5.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY, GRANITE FALLS AND GS

4.1 Standard. No representation or warranty of the Company, on the one hand, or Granite Falls and GS, on the other, contained herein shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event, or circumstance that is inconsistent with one or more representations or warranties (with such representations and warranties being read, for purposes of this Section 4.1, without regard to individual references to “materiality” or “Material Adverse Effect” set forth herein), unless such fact, event or circumstance (individually or taken together with all other facts, events or circumstances that are inconsistent with the representation or warranty contained herein) would be Material with respect to the Company or Granite Falls, as the case may be.

4.2 Representations and Warranties of the Company. Except as previously disclosed in the Schedules, the Company hereby represents and warrants to Granite Falls and GS, as follows:

(a) Organization, Good Standing. The Company is a limited liability company, duly organized and validly existing in a good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in all jurisdictions where the ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. The Company is operating as a debtor in possession under the Bankruptcy Code.

(b) Corporate Power. The Company has the corporate power and authority to carry on its business, particularly, the production and sale of ethanol.

(c) Corporate Authority.

     (i) Subject to the Confirmation of the Plan of Reorganization, the Company has the requisite power and authority, and has taken all corporate action necessary, in order to authorize the execution and delivery of, and performance of its obligations under, this Agreement and, subject only to the subsequent requisite approval of this Agreement and the Plan of Reorganization by the Bankruptcy Court, to consummate the transactions contemplated by this Agreement. This Agreement is a valid and legally binding obligation of the Company enforceable in accordance with its terms.

(d) Bankruptcy Court Documents. The Company has provided or made available to Granite Falls and GS all reports and documents, including monthly financial statements filed by the Company in the Bankruptcy Court proceeding captioned Gopher State Ethanol, LLC, Bky. No. 04-34706, pending in the United States Bankruptcy Court for the District of Minnesota.

(e) Producer Payments. The Company has taken any and all action necessary to apply for and receive Producer Payments and has not taken any action or engaged in any activity, agreement, arrangement, contract or obligation that would prohibit the Company or the Surviving Entity from entitlement to future Producer Payments attributable to ethanol production at any ethanol production facility operated by the Company or the Surviving Entity. No other person or entity has any interest or claim to the Producer Payments except in the Earned Producer Payments as described in Section 2.7 hereof.

4.3 Representations and Warranties of Granite Falls and GS. Except as previously disclosed in a Schedule, each of Granite Falls and GS, as the case may be, hereby represent and warrant to the Company as follows:

(a) Organization, Good Standing. Each of Granite Falls and GS has been duly organized and is validly existing and in good standing under the laws of the State of Minnesota and is duly qualified to do business and is in good standing in all jurisdictions where the ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

(b) Corporate Power. Granite Falls and GS each have the corporate power and authority to carry on its business as it is now being conducted and own and operate all of its properties and assets.

(c) Corporate Authority. Each of Granite Falls and GS has the requisite power and authority and has taken all action necessary, in order to authorize the execution, delivery of and performance of its obligations under, this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement is a valid and legally binding agreement of each of Granite Falls and GS, enforceable in accordance with its terms.

ARTICLE 5
COVENANTS

5.1 Covenants of the Company. From and after the date hereof until the Effective Time, the Company will undertake to:

(a) Disposal of Assets. Pursuant to Bankruptcy Code and subject to approval of the Bankruptcy Court, the Company will use its best efforts to sell, transfer or otherwise dispose of all of its assets, including accounts receivable, rights to payment (including Earned Producer Payments), contracts, real estate, personal property, equipment, and all other property of every kind and nature, whether tangible or intangible, but excluding all rights and permits for the production of ethanol and the right to apply for and obtain Producer Payments with respect to the production of ethanol from and after the Effective Time.

(b) Plan of Reorganization. Promptly prepare and file a Plan of Reorganization incorporating the terms of this Agreement and promptly prepare and file a Disclosure Statement with respect thereto and otherwise take such steps as may be necessary to cause the approval of such Plan of Reorganization by its creditors and Confirmation of the Plan of Reorganization by the Bankruptcy Court. The Plan of Reorganization shall incorporate the terms of this Agreement and shall provide that at the time of Merger, the Company shall have no assets, other than rights to the Producer Payments, or liabilities fixed or contingent, including obligations under executory contracts, all of which shall have been discharged by reason of such Confirmation to the full extent provided in 28 U.S.C. § 1141. In addition, the Plan of Reorganization shall provide that the unsecured creditors’ rights to 50% of each and every Producer Payment as provided in Section 5.4 herein, received by the Surviving Entity, shall be in complete satisfaction, discharge and release of all of the liabilities, claims, liens, obligations and causes of action against the Company and its assets regardless of whether the Surviving Entity produces and sells ethanol or any Producer Payments are distributed to the unsecured creditors pursuant to the Plan. Accordingly, the Plan of Reorganization shall state that all of the Company’s property not otherwise distributed pursuant to the Plan, shall remain the property of the Company and the Surviving Entity as of the Effective Date, free and clear of all claims, liens, encumbrances, charges, rights and interests of creditors and equity security holders and the Surviving Entity may operate its business and use, acquire and dispose of property without supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules other than those restrictions expressly imposed by the Plan of Reorganization and Confirmation Order.

(c) Governing Documents. Not amend the Company Certificate of Formation and Operating Agreement.

(d) Contracts. Except as specifically authorized by this Agreement, not enter into any contract that will survive Confirmation of the Plan of Reorganization.

5.2 Covenants of Granite Falls and GS. Prior to the Effective Time, Granite Falls shall lease to GS all of the operating assets and business of its ethanol facility in such a manner that GS shall be a wholly-owned operating subsidiary of Granite Falls.

5.3 No Solicitation. From the date of this Agreement until the Effective Time or the termination of this Agreement pursuant to its terms the Company agrees that it will not and will not permit any of its officers, directors, employees, representatives, agents or affiliates to, directly or indirectly, (i) initiate, solicit, encourage or otherwise facilitate, including by way of furnishing information, any inquiries or making of any proposal or offer that constitutes or may be reasonably be expected to lead to an Acquisition Proposal (as defined below), or (ii) enter into, maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain an Acquisition Proposal, or (iii) agree to approve, recommend, or endorse any Acquisition Proposal, or authorize or permit any of its representatives to take any such action and, the Company shall promptly notify Granite Falls of any such inquiries or proposals received by the Company or its representatives relating to such matters. For purposes of this Agreement, “Acquisition Proposal” means any inquiry, offer or proposal regarding any Merger, reorganization, consolidation, share exchange, recapitalization, business accommodation liquidation, dissolution or other similar transaction involving the acquisition of or substantially all of the equity of the Company.

5.4 Future Producer Payments. Subject to the provisions of Section 5.5, Granite Falls and GS shall, for themselves and for the Surviving Entity, pay or cause to be paid to the unsecured creditors of the Company in the aggregate 50% of each and every ethanol Producer Payment received by the Surviving Entity with respect to the continuing production of ethanol by the Surviving Entity as originally engaged in by the Company, from and after the Effective Time pursuant to Minn. Stat. § 41A.09 or any successor thereof. Any future Producer Payments paid to the Surviving Entity that are not attributable to the continuing ethanol production by the Surviving Entity as originally commenced by the Company, shall not be subject to payment to the unsecured creditors of the Company. Neither Granite Falls nor the Surviving Entity guarantees the qualification of the Surviving Entity for Producer Payments and nothing in this Agreement shall be construed as requiring any action on behalf of Granite Falls or the Surviving Entity to pursue collection of the Producer Payments. Payments made pursuant to this Section 5.4 shall be made within ten (10) days after receipt by the Surviving Entity to an Escrow Agent as identified in the Plan of Reorganization. The escrow agreement shall provide that the cost of the escrow shall not be assessed against the Surviving Entity. The Plan of Reorganization shall provide that neither the Surviving Entity nor Granite Falls shall have any obligation or liability with respect to the creditors of the Company other than to make payments to the Escrow Agent as provided herein. The Plan of Reorganization shall further provide that the unsecured creditors’ rights to 50% of each and every ethanol Producer Payment shall be in complete satisfaction, discharge and release of any and all claims and causes of action, whether known or unknown, against, liabilities of, liens on, obligations of, rights against and interests in the Company or any of its assets, including any future Producer Payments, including, but not limited to, any claims relating to operations of the Company prior to the Confirmation Date. The Confirmation Order shall be a judicial determination of the discharge of all such claims against and interests in the Company. Payments shall be made to the Escrow Agent only as and when received by the Surviving Entity. In the event the Surviving Entity receives less than the full amount or no amount of the Producer Payments it is entitled to receive, the unsecured creditors of the Company shall not be entitled to pursue any claim or right against the Surviving Entity or any of its assets and the Surviving Entity shall not be required to enforce or pursue any right to any portion or all of the unpaid amount of such Producer Payments. If, for any reason, the Surviving Entity abandons the production and sale of ethanol, the unsecured creditors shall not be entitled to pursue any claim or right against the Surviving Entity or any of its assets.

5.5 Pre Bankruptcy Claims. If, after the Effective Time, a claim is asserted against the Surviving Entity that arises out of or relates to the business or operations of the Company prior to Confirmation of the Plan of Reorganization by the Bankruptcy Court, the Surviving Entity or Granite Falls may apply Producer Payments to pay such claim or reimburse the Surviving Entity or Granite Falls for amounts paid with respect to such claim, including costs and expenses incurred in the defense thereof. Any such payment or payments shall ratably reduce the payments to be made to creditors of the Company under Section 5.2. The Surviving Entity or Granite Falls shall give prompt notice of a claim to the Escrow Agent and shall account to the Escrow Agent for all amounts retained by the Surviving Entity or Granite Falls on account of the payment of any such claim or reimbursement of costs and expenses incurred in connection therewith. The Surviving Entity or Granite Falls shall undertake the defense of such claim and shall permit a representative of the creditors, at their cost, to participate in such defense.

ARTICLE 6
CONDITIONS TO THE CONSUMMATION OF THE MERGER

6.1 Conditions to the Obligations of Each Party. The respective obligations of each of the parties hereto to consummate the Merger shall be subject to fulfillment or written waiver by the Company and Granite Falls prior to the Effective Time of the following conditions:

(a) Approval of Proposed Plan of Reorganization. Prior to submission of the Plan of Reorganization to the Bankruptcy Court, the Company shall have presented the proposed Plan of Reorganization to Granite Falls and GS and Granite Falls and GS shall have provided their written consents to the filing of such Plan of Reorganization with the Bankruptcy Court.

(b) Confirmation of Plan of Reorganization. The Bankruptcy Court shall have entered an order confirming the Plan of Reorganization as approved by Granite Falls and GS and consistent with the terms of this Agreement and such order of Confirmation shall have become final.

(c) No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued since the date of this Agreement by any U.S. federal or state court of competent jurisdiction and shall remain in effect; and no U.S. federal or state law, statute, rule, regulation or decree that makes consummation of the Merger illegal shall have been enacted or adopted since the date of this Agreement and shall remain in effect. No governmental action shall be pending before any U.S. federal or state court of competent jurisdiction pursue action or proceeding against the Company, Granite Falls or GS (and no Governmental Authority shall have overtly threatened to commence any such action or proceeding): (i) challenging or seeking to restraint or prohibit the consummation of the Merger; or (ii) seeking to prohibit the Company from receiving future state Producer Payments under Minn. Stat. § 41A.09 or its successor.

6.2 Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is also subject to the fulfillment or written waiver by the Company prior to the Effective Time of each of the following conditions:

(a) Representations and Warranties. Subject to the standards set forth in Section 4.1, the representations and warranties of Granite Falls and GS set forth in this Agreement shall be true and correct as of the Effective Time as though made on and as of the Effective Date (except the representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date), and the Company shall have received a certificate, dated the Effective Date, signed on behalf of the Granite Falls by a senior officer to that effect.

(b) Performance of Obligations of Granite Falls and GS. Granite Falls and GS shall have performed in all Material respect all obligations required to be performed by them under this Agreement at or prior to the Effective Time and the Company shall have received a certificate, dated the Effective Date, signed on behalf of Granite Falls by a senior executive officer to that effect.

6.3 Conditions of the Obligations of Granite Falls and GS. The obligations of Granite Falls and GS to consummate the Merger is also subject to the fulfillment of written waiver by Granite Falls prior to the Effective Time of each of the following conditions:

(a) Representations and Warranties. Subject to the standards set forth in Section 4.1, the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the Effective Date as though made on and as of the Effective Date (except the representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date), and Granite Falls and GS shall have received a certificate, dated the Effective Date, signed on behalf of the Company by a senior officer to that effect.

(b) Performance of Obligations of the Company. The Company shall have performed in all Material respect all obligations required to be performed by it under this Agreement at or prior to the Effective Time and Granite Falls and GS shall have received a certificate, dated the Effective Date, signed on behalf of the Company by a senior executive officer to that effect.

(c) Third Party Consents. All consents and approvals of all persons, other than Governmental Authorities, required for or in connection with the execution, delivery and performance of this Agreement and the consummation of the Merger shall have been obtained and shall be in full force and effect, unless failure to obtain any such consent or approval is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company or the Surviving Entity.

ARTICLE 7
TERMINATION

7.1 Termination. This Agreement may be terminated, and the Merger may be abandoned at any time prior to the Effective Time:

(a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of the Company and Granite Falls.

(b) Breach. At any time prior to the Effective Time, by Granite Falls or the Company in the event of either:

     (i) breach by the other party of any representation or warranty contained herein, which breach cannot be or has not been cured within thirty (30) days after giving written notice to the breaching party of such breach, or

     (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach and which breach is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the breaching party or the Surviving Entity.

(c) No Approval. By Granite Falls and GS in the event Granite Falls and GS do not provide written consents to the Plan of Reorganization as proposed to be filed with the Bankruptcy Court.

(d) No Confirmation. By the Company or Granite Falls in the event:

(i) The Plan of Reorganization as approved by Granite Falls and GS and consistent with the terms and conditions of this Agreement is not confirmed by the Bankruptcy Court; or

(ii) The approval of any Governmental Authority required for the consummation of the Merger shall have been denied by final nonappealable action of such Governmental Authority.

(e) By Granite Falls if there is a final determination by a Governmental Authority that the Surviving Entity is not entitled to future Producer Payments.

7.2 Fees and Expenses. If this Agreement is terminated, each party shall bear its own expenses with respect to this Agreement. No party shall have any liability or further obligation to any other party hereunder and the consequences of such termination.

ARTICLE 8
MISCELLANEOUS

8.1 Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time or termination of this Agreement if the Agreement is terminated prior to the Effective Time; provided, however, that to the extent agreements of the parties contained herein by their terms apply after the Effective Time, such agreements shall survive the Effective Time.

8.2 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be waived, amended or modified only by agreement in writing between the parties hereto approved to authorize by their respective board of directors or board of Managers and executed in the same manner as this Agreement.

8.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

8.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

8.5 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given (i) on the date of delivery, if personally delivered or telecopied (with confirmation), (ii) the first business day following the date of dispatch if delivered by a recognized next day courier service, or (iii) on the third business day following the date of mailing, if mailed by registered or certified mail (return receipt requested), in each case such party at its address or telecopy number set forth below or such other address or numbers as such party may specify by notice to the parties hereto.

If to the Company to:	Gopher State Ethanol L.L.C.
882 West Seventh Street
St. Paul, MN 55102

With copies to:	Albert A. Woodward
Leonard, Street and Deinard, P.A.
150 South Fifth Street, #2300
Minneapolis, MN 55402

Michael L. Meyer
Ravich, Meyer, Kirkman, McGrath & Nauman
80 South Eighth Street, #4545
Minneapolis, MN 55402-2225

If to Granite Falls or GS to:	Tom Branhan, CEO
Granite Falls Energy, LLC
15045 Highway 23 SE, PO Box 216
Granite Falls, MN 55241-0216

With a copy to:	William E. Hanigan
Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C.
666 Grand Avenue, Suite 2000
Des Moines, IA 50309-2510

8.6 Entire Understanding, No Third Party Beneficiaries. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supercedes and all other oral or written agreements heretofore made. Nothing in this Agreement express or implied is intended to confer upon any persons other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

8.7 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties thereto and their respective successors and assigns.

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     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed the day and year first above written.

GOPHER STATE ETHANOL LLC

By:	/s/ Bruce Hendry

Printed Name:	Bruce Hendry

Its:

GRANITE FALLS ENERGY LLC

By:	/s/ Thomas Branhan

Printed Name:	Thomas Branhan

Its:

GS ACQUISITION, INC.

By:	/s/ Paul Enstad

Printed Name:	Paul Enstad

Its: